UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934



                                February 16, 2000
                Date of Report (Date of earliest event reported)


                           SA TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

Delaware                      0-18048                        75-2258519
(State Of                     (Commission                    (IRS Employer
Incorporation)                File Number)                   Identification No.)





                                      None
                     (Address of Principal Executive Office)







                                      None
              (Registrant's Telephone Number, Including Area Code)




                        1600 Promenade Center, 15th Floor
                              Richardson, TX 75080
                                 (972) 690-5888
                         (Former Name or Former Address,
                          if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

          As previously reported, SA Telecommunications, Inc. and its subsidiaries (collectively, the "Company") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Cases No. 97-2395 through 97-2401). Since that date, the Company has continued as a debtor-in-possession pursuant to the Bankruptcy Code.

          On May 14, 1999, the Company filed a press release announcing the filing of its Chapter 11 Liquidating Plan and a draft of the associated Disclosure Statement. Since that time, as a result of a decrease in the value of the Company's assets, the Company has fully ceased operations and no longer has any offices. Accordingly, on February 16, 2000, the Company filed a press release to provide a status update regarding its bankruptcy case. A copy of the February 16, 2000 press release is attached hereto as Exhibit 20.1, and is incorporated herein by reference.

          As noted in the press release, inquiries for additional information can be addressed to either Albert B. Gordon of Jay Alix & Associates or Andrew DeNatale, Esq. of White & Case LLP.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits:

                  20.1 Press Release of SA Telecommunications, Inc. dated February 16, 2000

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SA TELECOMMUNICATIONS, INC.


DATE:  February 17, 2000                  By: /s/ Albert B. Gordon, Jr.
                                             -----------------------------------
                                             Albert B. Gordon, Jr.
                                             Interim Chief Executive Officer per
                                             Bankruptcy Court Order